                                                           Exhibit 99.(b)(10)(a)


                        [SUTHERLAND ASBILL & BRENNAN LLP]


                                       April 26, 2004


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:  Farm Bureau Life Annuity Account
          (File No. 333-87632)
          --------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (File No. 333-87632) for Farm Bureau Life Annuity Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                       Sincerely,

                                       SUTHERLAND ASBILL & BRENNAN LLP


                                       By: /s/ Stephen E. Roth
                                           -------------------
                                               Stephen E. Roth